Exhibit 10.12

Amended and Restated Cooperative Agreement

This Amended and Restated Cooperation Agreement (the “Agreement”) is entered into on the day of July 20, 2004 (the “Effective Date”) in Beijing among the following parties:

eLongNet Information Technology (Beijing) Co., Ltd.
Address:	10 Jiuxianqiao Street, Chaoyang District Beijing
Legal Representative:	Tang Yue

Beijing eLong Information Technology Co., Ltd (hereinafter Party B)
Address:	Room 109, Jian Tower, No. 68 Xueyuannan Street Haidian District Beijing
Legal Representative:	Tang Yue

Whereas:

1.    Party A is a wholly foreign-owned enterprise with valid existence registered under PRC laws and regulations, which specialized in Internet technology, e-commerce technology exploration and technology services. Taking the advantages in the field of technology, HR and information etc., Party A established the long term cooperative relationship with the hotels, guesthouses, stores.

2.    Party B is a wholly domestic-owned company with valid existence registered under PRC laws and regulations, approved by Beijing Communication Administration, may engage in Internet information service business (license No: Jing ICP Certification No. 010011), and possess and operate the website of www.elong.com (hereinafter “elong.com”) and the calling center.

3.    Party A and Party B agree to jointly undertake the hotel-booking services by the media of elong.com together and currently two Parties signed the Service Agreements with hotels, guesthouses, stores (hereinafter “Cooperative Partners”) and built up the good and stable cooperative relationships between two Parties and the Cooperative Partners.

4.    Both parties agree to amend and restate the cooperative agreement signed between them on March 5, 2004.

Therefore, Party A and Party B achieve the following Cooperative Agreement (hereinafter the “Agreement”) after friendly negotiation based on the principle of equity and voluntary.

Article 1:    Two Parties’ liabilities and obligations

Party A and Party B agree to jointly undertake the hotel-booking services based on elong.com and other relevant businesses. Party A’s rights and obligations

Party A shall:

(1)    Develop the hotel-booking market by negotiating with the relevant Cooperative Partners and elong members on behalf of Party B;

(2)    Provide accurate information about the relevant market and Cooperative Partners to Party B;

(3)    Send booking orders to and accept confirmation responses from the Cooperative Partners for Party B;

(4)    Be liable for the elong.com’s customers services, including but not limited to handling the customers’ complains relating to the hotel-booking services;

(5)    Accept commissions and service fees from Cooperative Partners according to the Article 2 of this Agreement on behalf of Party B and elong.com;

(6)    Provide the technical consultation, technical training and technical supply; and

(7)    Deal with the other affairs relating to the hotel booking, but except which shall be liable by Party B, e.g. Internet service, calling center and data management.

Party B’s rights and obligations

(1)    Publish prices, market information and other relevant information on elong.com and process the hotel booking orders through the call center; process the Internet data and information inquiry.

(2)    Be liable for other matters related to Internet information service and call center.

Article 2:    Payment and settlement

Two Parties agreed, in considering of convenience, that Party A shall accept commissions and service fees from the relevant Cooperative Partners on behalf. Party A and Party B shall determine the amount of the service charge by negotiation in accordance with the market price of the aforesaid Internet Network space and information service. The service charge shall be paid by the quarter.

Article 3:    Notice and Guarantee

3.1    Party A states and guarantees herein as following:

3.1.1    Party A is a wholly foreign-owned enterprise with valid existence registered under PRC laws and regulations.

3.1.2    Party A signs and performs this Agreement within the corporate franchise and business scope; Party A has already made the authority by corporate behavior and possessed the approvals from the third party and government, which does not against the limitation of the binding laws and regulations.

3.1.3    This Agreement once signed by parties shall constitute the legal, effective, binding and forcible executed obligation to Party A.

3.2    Party B states and guarantees herein as following:

3.2.1    Party B is a wholly domestic-owned limited company with valid existence registered under PRC laws and regulations, qualified to operate Internet information service business.

3.2.2    Party B signs and performs this Agreement within the corporate franchise and business scope; Party B has already made the authority by corporate behavior and possessed the approvals from the third party and government, which does not against the limitation of the binding laws and regulations.

3.2.3    This Agreement once signed by parties shall constitute the legal, effective, binding and forcible executed obligation to Party A.

Article 4:    Confidentiality

Parties admit that any exchanged oral or written information about this Agreement is confidential information and parties shall protect and maintain the confidentiality of any and all confidential information. One of the parties can not exposure any relevant information to the third party without the prior written consent from the other party, excepting the following circumstances: (a) the information has be known or will be known by public (not exposed to public by the information received party); (b) information disclosed by the requirement of application of laws and the regulations stipulated by stock exchange; or (c) any party discloses the confidential information to its legal or financial consultant for the reason of the transaction’s requirement under this Agreement, the legal or financial consultant is liable for complying with the confidential liability which is similar to this clause. The party will be regard as exposure if any of its employees or its employed organizations disclose the confidential information and liable for the exposure according to this Agreement.

Article 5:    Force Majeure

5.1    Force majeure, which includes but not limited to acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning, war, means any event is beyond one party’s reasonable control and unavoidable with reasonable care of the affected party. However, any shortage of credit, capital or finance shall not be regarded as an event of force majeure. To dissolute the performing obligations under this agreement the party affected by Force Majeure shall notify the other party without delay.

5.2    In the event that the affected party is delayed in or prevented from performing its obligations under this Agreement by force majeure, only within the scope of such delay or prevention, the affected party will not be responsible for any damage by reason of such a failure or delay of performance. The affected party shall take appropriate means to minimize or remove the effects of force majeure and attempt to resume performance of the obligations delayed or prevented by the event of force majeure. After the event of force majeure is removed, both parties agree to resume the performance of this Agreement with their best efforts.

Article 6:    Settlement of Disputes

6.1    Any dispute, tangle or claim arising from the agreement or relating with the agreement (including any issue relating with the existence, validity or termination of the agreement) should be submitted to China International Economic and Trade Arbitration Commission (the “Arbitration Commission”). Arbitration Commission shall conduct arbitration in accordance with the current effective rules of Arbitration application. The arbitration award shall be final and binding upon both parties.

6.2    Arbitration place shall be in Beijing, PRC.

6.3    Arbitration language shall be English.

6.4    The court of arbitration shall compose of three arbitrators. Both parties should respectively appoint an arbitrator, the chairman of the court of arbitration shall be appointed by both parties through consultation. In case both parties do not coincide in opinion of the person selected for the chief arbitrator within twenty days from the date of their respectively appoint a arbitrator, the director of Arbitration Commission shall have right to appoint the chief arbitrator.

6.5    Both parties agreed that the court of arbitration established according to the regulation shall have right to provide actually performed relief on the proper situation according with

China’s Law (including but not being limited to Law of Contract of the People’s Republic of China). For the avoidance of doubt, both parties further that any court having jurisdiction (including China’s Court) shall carry out the arbitral award of actual performance issued by the court of arbitration.

6.6    Both parties agreed to conduct arbitration in accordance with this regulation, and irrepealably abstain the right to appeal, reexamine or prosecute to national court or other administration of justice in any form, and the precondition shall be that the aforesaid waiver is effective. However the waiver of both parties does not include any post-arbitration injunction, post-arbitration distress warrant or other command issued by any court having jurisdiction (including PRC Court) for terminating the arbitration procedure or carrying out any arbitral award.

Article 7:    Compensation for Damage

All the parties agree that any party violating any obligation of the agreement shall compensate any or all loss, responsibility, expense, claim or expenditure (including legal expense and expenditure), to any other party (hereinafter “Party Accepting Compensation”), and guarantee that the Party Accepting Compensation shall not receive any damage.

Article 8.    Notices and delivery

Notices or other communications required to be given by any party pursuant to this Agreement shall be written in English and Chinese and shall be deemed to be duly given when it is delivered personally or sent by registered mail or postage prepaid mail or by a recognized courier service or by facsimile transmission to the address of the relevant party or parties set forth below.

Party A:	eLongNet Information Technology (Beijing) Co., Ltd.
Address:	10 Jiuxianqiao Street, Chaoyang District Beijing
Addressee:	Tang Yue
Fax:	64312801
Tel:	58602288

Party B:	Beijing eLong Information Technology Co., Ltd
Address:	Room 109, Jian Tower, No. 68 Xueyuannan Street Haidian District Beijing,
Addressee:	Tang Yue
Fax:	64312801
Tel:	58602288

Article 9:    Agreement Transfer

Party B shall not transfer the rights and obligations of this Agreement to any third party without the prior written consent of Party A.

Article 10:    Amendment and Supplement

Any amendment and supplement of this Agreement shall come into force only after both parties sign a written agreement. The amendment and supplement duly executed by both parties shall be an integral part this Agreement and shall have the same legal effect as this Agreement.

Article 11:    Effective Date and Term

11.1    This Agreement has been duly executed as of the date first set forth above and shall be effective simultaneously and parties confirm the term of the Agreement shall be counted from July 1st, 2004. The term of this Agreement is ten (10) years or the date of the expiration of period of validity of Party A (including any extended period of Party A). However, both parties should review this Agreement every three (3) months to determine whether any amendment to the Agreement is necessary after considering the circumstances.

11.2    This Agreement may be extended if Party A gives the written consent of the extension of this Agreement before the expiration of this Agreement. Parties shall negotiate the term of the extension.

11.3    This Agreement is executed in duplication and each Party holds one copy.

Whereas, both parties’ authorized representatives sign this Agreement as of the date first set forth above in Beijing.

Party A:    ElongNet Information Technology (Beijing) Co., Ltd.

Signature of Authorized Representative:     /s/

Official Seal:     /s/

Party B:    Beijing eLong Information Technology Co., Ltd

Signature of Authorized Representative:     /s/

Official Seal:     /s/